EXHIBIT 99.1

China Finance, Inc. Announces Completion of Surety Guarantee Transaction with China 3C Group and Capital Future Development Limited

NEW YORK, December 28, 2005/PR Newswire/-- China Finance, Inc. (OTCBB: CHFI), a China-based provider of surety and loan guarantees to China’s large and rapidly expanding class of small and medium enterprises (SMEs), today announced that, through its wholly-owned subsidiary, Shiji Ruicheng Guaranty and Investment Co. Ltd. (“ShiJi RuiCheng”), it completed a surety guarantee transaction with China 3C Group (OTCBB: CHCG) and Capital Future Development Limited (“CFD”) on December 21, 2005.

Through ShiJi RuiCheng’s surety guarantee services, on December 21, 2005 China 3C Group successfully acquired CFD, a company formed under the laws of the British Virgin Islands which owns all of Zhejiang YongXin Digital Technology Company Limited, a company organized under the laws of China (“ZYXD”). ZYXD owns two Chinese operating companies, Hangzhou Wang Da Electronics Company, Limited and Yiwu Yong Xin Telecommunication Company, Limited. After the merger transaction, China 3C Group will pursue ZYXD’s business as a large-scale enterprise integrating the selling, circulation and modern logistics of 3C products (Communication Product, information technology products and digital products) in China.

ShiJi RuiCheng entered Guarantee Contracts, each dated December 21, 2005, with each of China 3C Group and CFD, pursuant to which ShiJi RuiCheng provides a surety guarantee on default by parties to the purchase agreement governing China 3C Group’s acquisition of CFD. In exchange for its surety services, ShiJi RuiCheng will receive 2,256,795 shares of China 3C Group’s common stock and 700,000 shares of CFD’s common stock.

Zhi Yong Xu, Chairman and CEO of China Finance, Inc., commented, “We are proud to announce our successful completion of this surety guarantee transaction. We conducted extensive due diligence on China 3C Group’s ability to become a successful public company in the U.S., and we are excited about the growth potential of this company. Our primary goal is to continue to offer leading SMEs the ability to access U.S. capital through our surety guarantee services, and through China 3C Group’s acquisition, we are also very pleased to assist in a transaction providing U.S. investors with an opportunity to invest in a leading and rapidly growing manufacturing business in China.”

ABOUT CHINA FINANCE, INC.

China Finance, Inc. (CFI) was founded in June 2004 and is based in the financial district of Shenzhen, China. Its principal business is providing surety and loan guarantees to China-based small and medium enterprises (SMEs). As part of CFI’s surety and loan guarantee business, CFI conducts research and background investigations for its clients and acts as financial intermediary throughout the transaction. Final contracts are subject to the approval of an independent Guarantee Contract Management Committee (GCMC). This committee is typically composed of third-party accountants, lawyers and other experts in the guarantee business. CFI brings together a management team with broad experience in loan guarantees, real estate development and investment banking. For more information, see www.chinafinanceinc.com.

ABOUT CHINA 3C GROUP

China 3C Group is a large-scale enterprise integrating the selling, circulation and modern logistics of 3C product (Communication Product, information technology products and digital products) in China through its two subsidiaries: Yiwu Yong Xin Telecommunication Company Limited., which is an authorized sales agent, focusing on the selling, circulation and modern logistics of fax machines and cord phone products in China. And Hangzhou Wang Da Electronics Company Limited., which is an authorized sales agent focusing on the selling, circulation and modern logistics of cell phones, cell phones products, IT products (including notebook or laptop computers), and digital products (including digital cameras, digital camcorders, MP3 players, PDA, flash disks, and removable hard disks) in China. For further information, visit http://www.china3C.cn.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slow down affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-KSB, recent and forthcoming Quarterly Reports on Form 10-QSB, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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Sabrina (Li) Guo Managing Director/Secretary to the Board China Finance, Inc. 201-216-9323 x105 Email: sabrina@chinafinanceinc.com